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                                                                  EXHIBIT 10.23


                                MEDIA ARTS GROUP, INC.
                                 CONSULTING AGREEMENT

     This Consulting Agreement, including the attached Exhibits ("Agreements") is made and entered into as of the 1st day of April, 1997, by and between MEDIA ARTS GROUP, INC.("MAGI"), a Delaware company, and Mike Kiley ("Consultant"). MAGI desires to retain Consultant as an independent contractor to perform consulting services for MAGI as set forth below and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1.  SERVICES AND COMPENSATION        any proprietary information or
                                     trade secrets of any former or
(a)  Consultant agrees to            current employer or any other
perform for MAGI the services        person or entity with which
described in the attached            Consultant has an agreement or a
EXHIBIT A ("Services").              duty to keep in confidence
                                     information acquired by
(b) MAGI agrees to pay Consultant    Consultant in confidence and
the compensation set forth in        that Consultant will not bring
the attached EXHIBIT B  for the      onto the premises of MAGI any
performance of the Services.         unpublished document or
                                     proprietary information
2.  CONFIDENTIALITY                  belonging to such an employer,
                                     person, or entity unless
(a)  "Confidential Information"      consented to in writing by such
means any MAGI proprietary           employer, person, or entity.
information, technical data,         Consultant will indemnify MAGI
trade secrets or know-how,           and hold it harmless from and
including, but not limited to,       against all claims, liabilities,
research, product plans,             damages and expenses, including
products, services, suppliers,       reasonable attorneys' fees and
supplier lists, customers,           costs of suit, arising out of or
customer lists, markets,             in connection with any violation
software, developments,              or claimed violation of a third
Developments, processes,             party's rights resulting in
formulas, technology, designs,       whole or in part from MAGI's use
drawings, engineering,               of the work product of
marketing, finances or other         Consultant under this Agreement.
business information disclosed
by MAGI either directly or           (d)  Consultant recognizes that
indirectly in writing, orally,       MAGI has received and in the
electronically, or by drawings       future will receive from third
or inspection of parts or            parties their confidential or
equipment.                           proprietary information subject
                                     to a duty on MAGI's part to
(b)  Consultant will not, during     maintain the confidentiality of
or subsequent to the term of         such information and use it
this Agreement, use Confidential     only for certain limited
Information for any purpose          purposes.  Consultant agrees
whatsoever other than the            that Consultant owes MAGI and
performance of the Services on       such third parties, during the
behalf of MAGI or disclose           term of this Agreement and
Confidential Information to any      thereafter, a duty to hold all
third party. Consultant agrees       such confidential or
that Confidential Information        proprietary information in the
shall remain the sole property       strictest confidence and not to
of MAGI.  Consultant agrees to       disclose it to any person, firm
take all reasonable precautions      or corporation or to use it
to prevent unauthorized              except as necessary in carrying
disclosure of Confidential           out the Services for MAGI
Information.  Notwithstanding        consistent with MAGI's
the above, Consultant's              agreement with such third party.
obligation under this Section
2(b) relating to Confidential        (e)  Upon the termination of
Information shall not apply to       this Agreement, or upon MAGI's
information which                    earlier request, Consultant
                                     will deliver to MAGI all of
  (i)   is known to Consultant       MAGI's property relating to,
at the time of disclosure to         and all tangible and electronic
Consultant by MAGI as evidenced      embodiments of, Confidential
by written records of                Information in Consultant's
Consultant,                          possession or control.

  (ii)  has become publicly          (f)  Consultant represents and
known and made generally             warrants that each employee of
available through no wrongful        Consultant, and each
act of Consultant, or                independent contractor of
                                     Consultant, if any, has
  (iii)  has been rightfully         executed an agreement with
received by Consultant from a        Consultant containing
third party authorized to make       provisions in MAGI's favor
such a disclosure.                   substantially similar to this
                                     Section 2.
(c)  Consultant agrees that
Consultant will not, during the      3.  OWNERSHIP
term of this Agreement,
improperly use or disclose           Consultant agrees that all
                                     copyrightable material, notes,
                                     records, drawings, designs,
                                     developments,

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improvements, developments,          (f)  Consultant represents and
discoveries and trade secrets        warrants that each employee of
(collectively, "Developments")       Consultant, and each independent
conceived, made or discovered by     contractor of Consultant, if
Consultant in performing the         any, has executed an agreement
Services, solely or in               with Consultant containing
collaboration with others,           provisions in MAGI's favor
during the term of this              substantially similar to this
Agreement relating to the            Section 3.
business of MAGI shall be the
sole property of MAGI.  In           (g)  Notwithstanding any other
addition, to the extent allowed      provision of this Section 3, the
by law, any Developments which       provisions of this Section 3
constitute copyrightable subject     shall not apply to any Invention
matter shall be considered           that qualifies in all respects
"works made for hire" as that        under Section 2870 of the
term is defined in the United        California Labor Code, which
States Copyright Act.                provides: "(a) Any provision in
Consultant further agrees to         an employment agreement which
assign (or cause to be assigned)     provides that an employee shall
and does hereby assign fully to      assign, or offer to assign, any
MAGI all such Developments and       of his or her rights in an
any copyrights, patents, mask        invention to his or her employer
work rights, or other                shall not apply to an invention
intellectual property rights         that the employee developed
relating thereto.                    entirely on his or her own time
                                     without using the employer's
(b)  Upon the termination of         equipment, supplies, facilities
this Agreement, or upon MAGI's       or trade secret information,
earlier request, Consultant will     except for those Developments
deliver to MAGI all of MAGI's        that either:
property relating to, and all
embodiments of, Developments in      (1) Relate at the time of
Consultant's possession and          conception or reduction to
control.                             practice of the invention to the
                                     employer's business, or actual
(c)  Consultant agrees to assist     demonstrably anticipated
MAGI, or its authorized              research or development of the
representative, at MAGI's            employer.
expense, to obtain and from time
to time enforce and defend           (2) Result from any
MAGI's rights in the                 work performed by the employee
Developments and any copyrights,     for the employer.  (b)  To the
patents, mask work rights or         extent a provision in an
other intellectual property          employment agreement purports to
rights relating thereto in any       require an employee to assign an
and all countries, and to            invention otherwise excluded
execute all documents reasonably     from being required to be
necessary for MAGI to do so.         assigned under subdivision (a),
                                     the provision is against the
(d)  MAGI agrees that if in the      public policy of this state and
course of performing the             is unenforceable." Consultant
Services, Consultant                 shall advise MAGI promptly and
incorporates into any                in writing of any of his or her
Development developed hereunder      previous or future works or
any invention, improvement,          Developments which he believes
development, concept, discovery      qualify under the California
or other proprietary information     Labor Code Section 2870.  MAGI
owned by Consultant or in which      agrees to receive such
Consultant has an interest           information in confidence.
("Item"), MAGI is hereby granted
and shall have a nonexclusive,       4.  CONFLICTING OBLIGATIONS
royalty-free, perpetual,
irrevocable worldwide license to     (a)  Consultant certifies that
make, have made, modify,             Consultant has no outstanding
reproduce, display, use and sell     agreement or obligation that is
such Item as part of or in           in conflict with any of the
connection with such Invention.      provisions of this Agreement, or
                                     that would preclude Consultant
(e)  Consultant agrees that if       from complying with the
MAGI is unable because of            provisions hereof, and further
Consultant's unavailability,         certifies that Consultant will
dissolution, mental or physical      not enter into any such
incapacity, or for any other         conflicting agreement during the
reason, to secure Consultant's       term of this Agreement.
signature to apply for or to
pursue any application for any       (b)  Consultant represents and
United States or foreign patents     warrants that each employee of
or mask work or copyright            Consultant, and each independent
registrations covering the           contractor of Consultant, if
Developments assigned to MAGI        any, has executed an agreement
above, then Consultant hereby        with Consultant containing
irrevocably designates and           provisions in MAGI's favor
appoints MAGI and its duly           substantially similar to this
authorized officers and agents       Agreement.
as Consultant's agent and
attorney-in-fact, to act for and     5.  TERM AND TERMINATION
in Consultant's behalf and stead
to execute and file any such         (a)  This Agreement will
applications and to do all other     commence on the date first
lawfully permitted acts to           written above and will continue
further the prosecution and          for twelve (12) months or
issuance of patents, copyright       termination as provided below.
and mask work registrations
thereon with the same legal          (b)  MAGI, upon a majority vote
force and effect as if executed      by its Board of Directors, may
by Consultant.                       terminate this Agreement upon
                                     giving sixty (60) days prior
                                     written notice thereof to



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Consultant.  Any such notice         jurisdiction.  In the event that
shall be addressed to Consultant     any legal action or arbitration
at the address shown below or        is brought by any party
such address as Consultant may       hereunder, the prevailing party
notify MAGI of and shall be          shall be entitled to recover
deemed given upon delivery if        from the other party all
personally delivered, or             reasonable costs, expenses and
forty-eight (48) hours after         attorneys fees incurred therein.
being deposited in the United
States mail, postage prepaid,        (b)  Consultant agrees that it
registered or certified mail,        would be impossible or
return receipt requested.  MAGI      inadequate to measure and
may terminate this Agreement         calculate MAGI's damages from
immediately and without prior        any breach of the covenants set
notice if Consultant refuses or      forth in Sections 2 or 3 herein.
is unable to perform the              Accordingly, Consultant agrees
Services, or is in breach of any     that if Consultant breached
material provision of this           Section 2 or 3, MAGI has, in
Agreement.                           addition to any other right or
                                     remedy available, the right to
(c)  Upon such termination all       obtain from any court of
rights and duties of the parties     competent jurisdiction an order
shall cease except: (i) that         restraining such breach or
MAGI shall be obligated to pay,      threatened breach and specific
within thirty (30) days of the       performance of any such
effective date of termination,       provision.  Consultant further
all amounts owing to Consultant      agrees to the extent provided by
for unpaid services and related      law that no bond or other
expenses, if any, in accordance      security shall be required in
with the provisions of Section 1     obtaining such equitable relief
(Services and Compensation           and Consultant hereby consents
hereof; and (ii) Sections 2          to the issuance of such
(Confidentiality), 3                 injunction and the ordering of
(Ownership), 7 (Independent          such specific performance.
Contractors) shall survive
termination of this Agreement.       9.  GOVERNING LAW

6.  ASSIGNMENT                       This Agreement shall be governed
                                     by, and construed and
Neither this Agreement nor any       interpreted under, the laws of
right hereunder or interest          the State of California without
herein may be assigned or            reference to conflict of laws
transferred by Consultant            principles.
without the express written
consent of MAGI.                     10.  ENTIRE AGREEMENT

7.  INDEPENDENT CONTRACTORS          This Agreement and the Exhibits
                                     hereto form the entire agreement
Nothing in this Agreement shall      of the parties and supersedes
in any way be construed to           any prior agreements between
constitute Consultant as an          them with respect to the subject
agent, employee or                   matter hereof.
representative of MAGI, but
Consultant shall perform the         11.  WAIVER
Services hereunder as an
independent contractor.              Waiver of any term or provision
Consultant acknowledges and          of this Agreement or forbearance
agrees that Consultant is            to enforce any term or provision
obligated to report as income        by either party shall not
all compensation received by         constitute a waiver as to any
Consultant pursuant to this          subsequent breach or failure of
Agreement, and Consultant agrees     the same term or provision or a
to indemnify MAGI and hold it        waiver of any other term or
harmless to the extent of any        provision of this Agreement.
obligation imposed on MAGI (i)
to pay withholding taxes or          12.  MODIFICATION
similar items or (ii) resulting
from Consultant's being              No modification to this
determined not to be an              Agreement, nor any waiver of any
independent contractor.              rights, shall be effective
                                     unless assented to in writing by
8.  ARBITRATION, EQUITABLE           the party to be charged.
RELIEF AND ATTORNEYS FEES
                                     13.  COUNTERPARTS
(a)  Except as provided in
Section 8(b) below, MAGI and         This Agreement may be executed
Consultant agree that any            in counterpart, each of which
dispute or controversy arising       shall be deemed an original, but
out of or relating to any            both of which together shall
interpretation, construction,        constitute one and the same
performance or breach of this        instrument.
Agreement, shall be settled by
arbitration to be held in San        14.  INTERPRETATION
Jose, California, by the
American Arbitration Association     Consultant and MAGI agree that
and in  accordance to the then       this Agreement was the product
current rules thereof.  The          of negotiation, with each party
arbitrator may grant injunctions     having the
or other relief in such dispute
or controversy.  The decision of
the arbitrator shall be final,
in any court of competent

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opportunity to propose               15.  SEVERABILITY
modification of terms.               Should any provision of this
Accordingly, any ambiguity in        Agreement be found to be void
this Agreement shall not be          or unenforceable, the remainder
construed for or against any         of this Agreement shall remain
party based upon who prepared        in full force and effect.
such terms;  the parties hereby
expressly waive California Civil
Code Section 1654 with respect
thereto.

IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of Consultant and MAGI as of the day and year written above.

CONSULTANT:                           MEDIA ARTS GROUP INC.
                                      521 Charcot Ave.
                                      San Jose, CA  95131

By: /s/ Mike Kiley                    By: /s/ Kenneth Raasch
   -------------------------------       --------------------------------
Mike Kiley                            Print Name: Kenneth Raasch
                                                 ------------------------
                                      Title: Chairman/CEO
Address: 6415 Beusy Ct.                     -----------------------------
         San Jose,CA 95123


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                                  EXHIBIT A

Services to be performed by Consultant:

a.     Act as a liaison between Thomas Kinkade and Company management
b.     Interface with Company employees in any or all areas to identify issues
c.     Work with the management team to develop a Company mission statement
d.     Evaluate performance of various departments and/or Company divisions
e.     Advise Company and Thomas Kinkade on issues relating to Company
f.     Perform other functions as directed by the Company's Board of Directors

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                                      EXHIBIT B

Compensation of Consultant:

    (a)  Rate of Pay:   $6,000.00 per month, with payment to be made on the
         first day of every month

    (b) Options: Grant of 25,000 options at $3.75, vesting pro rata over the term of this agreement. Should this agreement be terminated without cause, the balance of the options shall immediately vest.

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